Exhibit 12.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a)/RULE 15d-14(a) UNDER

THE EXCHANGE ACT

I, Wangfeng Yan, certify that:

1.	I have reviewed this amendment to the annual report on Form 20-F for the year ended December 31, 2019 of Tantech Holdings Ltd; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 6, 2020	By:	/s/ Wangfeng Yan

	Name:	Wangfeng Yan

	Title:	Chief Executive Officer